EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 28, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Fonar Corporation's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Grassi & Co, CPA's P.C.
Grassi & Co, CPA's P.C.

New York, New York
October 12, 2001